EXHIBIT 99.1

GBT Presents Data at 15th Annual Scientific Conference on Sickle Cell and Thalassemia

Real-world effectiveness data on Oxbryta® (voxelotor) in the treatment of sickle cell disease featured as oral presentation

SOUTH SAN FRANCISCO, Calif., Oct. 26, 2020 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ: GBT), today announced its participation in the 15th Annual Scientific Conference on Sickle Cell and Thalassemia (ASCAT) and 1st EHA European Sickle Cell Conference, taking place online on Oct. 26-31, 2020. Two abstracts have been accepted for presentation, including real-world effectiveness data of Oxbryta® (voxelotor) tablets in the treatment of sickle cell disease (SCD).

“GBT is focused on addressing sickle cell disease at its root cause to seek to modify the course of the disease, and, ultimately, mitigate the serious and life-threatening complications that often lead to long-term damage and early death,” said Ted W. Love, M.D., president and CEO of GBT. “We’re pleased to be at ASCAT 2020, where we are sharing real-world effectiveness data demonstrating that the benefits of treatment of sickle cell patients with Oxbryta were consistent with the results of our Phase 3 HOPE Study.”

The two abstracts presented at the conference provide greater insight into the safety and efficacy of Oxbryta:

  A retrospective chart review study to assess the real-world effectiveness of voxelotor based on data during the first several months post-U.S. FDA approval. In a sample of charts from 56 patients with SCD, voxelotor increased hemoglobin by more than 1 g/dL on average and decreased hemolysis markers to a degree consistent with the randomized controlled HOPE trial results. Evidence also suggests that voxelotor treatment was associated with improvement in important symptoms of SCD, such as pain and fatigue, and other aspects of quality of life.

  The case report of a patient with SCD treated with voxelotor after presenting with a significant drop in hemoglobin, who was not responsive to transfusion with red blood cells in association with hospitalization for COVID-19. In this case, the patient's hemoglobin and overall clinical status improved rapidly with voxelotor treatment, thereby avoiding exchange transfusion, sparing red blood cell units and decreasing exposure of health care providers to COVID-19, all of which are important considerations during this era of pandemic and limited blood supply.

Details of the ASCAT presentations are as follows:

Wednesday, Oct. 28
Abstract Session: New Therapies
Real-World Effectiveness of Voxelotor for the Treatment of Sickle Cell Disease: A Chart Review Study
Presenter: Kenneth Bridges, M.D., GBT
Time: 11 a.m. GMT

Virtual Presentation in Poster Room
Sickle Cell Anemia and COVID-19: Use of Voxelotor to Avoid Transfusion
Presenter: William B. Ershler, M.D., Inova Schar Cancer Institute

As part of its presence at ASCAT, GBT will host an educational online symposium, “Getting to the Root Cause: Understanding the Devastating Impact of SCD on Patients,” on Monday, Oct. 26, 7-8 p.m. GMT. The symposium will include presentations by Caterina Minniti, M.D., professor of clinical medicine and pediatrics at Einstein College of Medicine and director of the Sickle Cell Center for Adults at Montefiore Medical Center; and Bart Biemond, M.D., Ph.D., professor of internal medicine and hematologist at the Faculty of Medicine of the University of Amsterdam. More information about the symposium, which is available to registered attendees of the ASCAT meeting, can be found in the conference program.

Coinciding with ASCAT, today GBT released a comprehensive report, “Overview of the Sickle Cell Disease Environment in Select European Countries,” in order to help raise awareness of SCD in Europe. The report is based on research conducted in five European countries and explores the burden of the disease on patients, families and health care systems. In addition, the report examines existing public policy efforts to address and alleviate the challenges faced by those living with SCD. SCD is one of the most prevalent genetic rare diseases in Europe, and despite a clinical understanding of SCD, estimated life expectancy for those affected by the disease is significantly lower than the European average, indicating an urgent need to improve the quality of care for these patients.

About Sickle Cell Disease
Sickle cell disease (SCD) affects an estimated 100,000 people in the United States,1 an estimated 52,000 people in Europe2 and millions of people throughout the world, particularly among those whose ancestors are from sub-Saharan Africa.1 It also affects people of Hispanic, South Asian, Southern European and Middle Eastern ancestry.1 SCD is a lifelong inherited rare blood disorder that impacts hemoglobin, a protein carried by red blood cells that delivers oxygen to tissues and organs throughout the body.3 Due to a genetic mutation, individuals with SCD form abnormal hemoglobin known as sickle hemoglobin. Through a process called hemoglobin polymerization, red blood cells become sickled – deoxygenated, crescent-shaped, and rigid.3-5 The sickling process causes hemolytic anemia (low hemoglobin due to red blood cell destruction) and blockages in capillaries and small blood vessels, which impede the flow of blood and oxygen throughout the body. The diminished oxygen delivery to tissues and organs can lead to life-threatening complications, including stroke and irreversible organ damage.4-7

About Oxbryta® (voxelotor) Tablets
Oxbryta (voxelotor) is an oral, once-daily therapy for patients with sickle cell disease (SCD). Oxbryta works by increasing hemoglobin’s affinity for oxygen. Since oxygenated sickle hemoglobin does not polymerize, GBT believes Oxbryta blocks polymerization and the resultant sickling and destruction of red blood cells, which are primary pathologies faced by every single person living with SCD. With the potential to improve hemolytic anemia and oxygen delivery, GBT believes that Oxbryta has the potential to modify the course of SCD. On Nov. 25, 2019, Oxbryta received U.S. Food and Drug Administration (FDA) accelerated approval for the treatment of SCD in adults and children 12 years of age and older.8 As a condition of accelerated approval, GBT will continue to study Oxbryta in the HOPE-KIDS 2 Study, a post-approval confirmatory study using transcranial Doppler (TCD) flow velocity to assess the ability of the therapy to decrease stroke risk in children 2 to 15 years of age.

In recognition of the critical need for new SCD treatments, the FDA granted Oxbryta Breakthrough Therapy, Fast Track, Orphan Drug and Rare Pediatric Disease designations for the treatment of patients with SCD. Additionally, Oxbryta has been granted Priority Medicines (PRIME) designation from the European Medicines Agency (EMA), and the European Commission (EC) has designated Oxbryta as an orphan medicinal product for the treatment of patients with SCD.

GBT plans to seek regulatory approvals to expand the potential use of Oxbryta in the United States for the treatment of SCD in children age 4 to 11 years and to treat hemolytic anemia in SCD in people age 12 years and older in Europe.

Important Safety Information
Oxbryta should not be taken if the patient has had an allergic reaction to voxelotor or any of the ingredients in Oxbryta. See the end of the patient leaflet for a list of the ingredients in Oxbryta. Oxbryta can cause serious side effects, including serious allergic reactions. Patients should tell their health care provider or get emergency medical help right away if they get rash, hives, shortness of breath or swelling of the face.

Patients receiving exchange transfusions should talk to their health care provider about possible difficulties with the interpretation of certain blood tests when taking Oxbryta.

The most common side effects of Oxbryta include headache, diarrhea, stomach (abdominal) pain, nausea, tiredness, rash and fever. These are not all the possible side effects of Oxbryta. Before taking Oxbryta, patients should tell their health care provider about all medical conditions, including if they have liver problems; if they are pregnant or plan to become pregnant as it is not known if Oxbryta can harm an unborn baby; or if they are breastfeeding or plan to breastfeed as it is not known if Oxbryta can pass into breastmilk or if it can harm a baby. Patients should not breastfeed during treatment with Oxbryta and for at least two weeks after the last dose.

Patients should tell their health care provider about all the medicines they take, including prescription and over-the-counter medicines, vitamins and herbal supplements. Some medicines may affect how Oxbryta works. Oxbryta may also affect how other medicines work.

Patients are advised to call their doctor for medical advice about side effects. Side effects can be reported to the FDA at 1-800-FDA-1088. Side effects can also be reported to Global Blood Therapeutics at 1-833-428-4968 (1-833-GBT-4YOU).

Full Prescribing Information for Oxbryta is available at Oxbryta.com.

About Global Blood Therapeutics
Global Blood Therapeutics (GBT) is a biopharmaceutical company dedicated to the discovery, development and delivery of life-changing treatments that provide hope to underserved patient communities. Founded in 2011, GBT is delivering on its goal to transform the treatment and care of sickle cell disease (SCD), a lifelong, devastating inherited blood disorder. The company has introduced Oxbryta® (voxelotor), the first FDA-approved treatment that directly inhibits sickle hemoglobin polymerization, the root cause of red blood cell sickling in SCD. GBT is also advancing its pipeline program in SCD with inclacumab, a p-selectin inhibitor in development to address pain crises associated with the disease. In addition, GBT’s drug discovery teams are working on new targets to develop the next generation of treatments for SCD. To learn more, please visit www.gbt.com and follow the company on Twitter @GBT_news.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing the words “will,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects,” and “intends,” or similar expressions. These forward-looking statements are based on GBT’s current expectations and actual results could differ materially. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. GBT intends these forward-looking statements, including statements regarding GBT’s priorities, dedication, focus, goals and vision; the safety, efficacy and mechanism of action of Oxbryta and other product characteristics; the commercialization, delivery, availability, use, and commercial and medical potential of Oxbryta; ongoing and planned studies of Oxbryta and related protocols, activities and expectations; the potential expansion of the approved use of Oxbryta for more patients in the U.S., and potential regulatory approval for Oxbryta to treat patients in Europe; raising awareness of SCD in Europe; altering the treatment, course and care of SCD and mitigating related complications; need to improve the quality of care for SCD patients in Europe; the potential of inclacumab; and advancing GBT’s pipeline, working on new targets and discovering, developing and delivering treatments, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and GBT makes this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect GBT’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. GBT can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond GBT’s control including, without limitation, risks and uncertainties relating to the COVID-19 pandemic, including the extent and duration of the impact on GBT’s business, including commercialization activities, regulatory efforts, research and development, corporate development activities and operating results, which will depend on future developments that are highly uncertain and cannot be accurately predicted, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease; the risks that GBT has only recently established its commercialization capabilities and may not be able to successfully commercialize Oxbryta; risks associated with GBT’s dependence on third parties for development, manufacture and commercialization activities related to Oxbryta; government and third-party payor actions, including those relating to reimbursement and pricing; risks and uncertainties relating to competitive products and other changes that may limit demand for Oxbryta; the risks regulatory authorities may require additional studies or data to support continued commercialization of Oxbryta; the risks that drug-related adverse events may be observed during commercialization or clinical development; data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval; compliance with the funding and other obligations under the Pharmakon loan; and the timing and progress of GBT’s and Syros’ research and development activities under their collaboration; along with those risks set forth in GBT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in GBT’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors in GBT’s subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, GBT assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

References

  Centers for Disease Control and Prevention website. Sickle Cell Disease (SCD). https://www.cdc.gov/ncbddd/sicklecell/data.html. Accessed June 3, 2019.
  European Medicines Agency. https://www.ema.europa.eu/en/medicines/human/orphan-designations/eu3182125. Accessed June 12, 2020.
  National Heart, Lung, and Blood Institute website. Sickle Cell Disease. https://www.nhlbi.nih.gov/health-topics/sickle-cell-disease. Accessed August 5, 2019.
  Rees DC, et al. Lancet. 2010;376(9757):2018-2031.
  Kato GJ, et al. Nat Rev Dis Primers. 2018;4:18010.
  Kato GJ, et al. J Clin Invest. 2017;127(3):750-760.
  Caboot JB, et al. Paediatr Respir Rev. 2014;15(1):17-23.
  Oxbryta (voxelotor) tablets prescribing information. South San Francisco, Calif. Global Blood Therapeutics, Inc.; November 2019.

Contact:
Steven Immergut
GBT
650-410-3258
media@gbt.com